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FOR IMMEDIATE RELEASE                        CONTACT: Financial: Lauren S. Babus
                                                      (201) 307-2100
                                                      Press: Lauren E. Garvey
                                                      (201) 307-2448


                         THE HERTZ CORPORATION DECLARES
                               QUARTERLY DIVIDEND

         PARK RIDGE, NJ, AUGUST 2, 2000 - The Board of Directors of The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading construction and industrial equipment rental business, has declared a quarterly dividend of $0.05 per share on the company's Class A and Class B Common Stock payable on September 11, 2000 to shareholders of record as of August 16, 2000.

         The Hertz Corporation, headquartered in Park Ridge, N.J., operates from approximately 6,500 locations in the U.S. and over 140 foreign countries.

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